USI AMERICAN HOLDINGS, INC.

                    OFFER TO EXCHANGE ANY AND ALL OUTSTANDING
               7 1/4% SENIOR NOTES DUE DECEMBER 1, 2006, SERIES A,
               WHICH ARE NOT REGISTERED UNDER THE SECURITIES ACT,
                                       FOR
               7 1/4% SENIOR NOTES DUE DECEMBER 1, 2006, SERIES B,
                  WHICH ARE REGISTERED UNDER THE SECURITIES ACT

                    EACH SERIES UNCONDITIONALLY GUARANTEED BY
                              U.S. INDUSTRIES, INC.


To Our Clients:

         Enclosed for your consideration is a Prospectus, dated          , 1997
(the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of USI American Holdings, Inc. (the "Issuer") to exchange $1,000 principal amount of its 7 1/4% Senior Notes due December 1, 2006, Series B (the "New Notes"), which are registered under the Securities Act of 1933, as amended (the "Securities Act"), for each $1,000 principal amount of its 7 1/4% Senior Notes due December 1, 2006, Series A (the "Existing Notes"; and together with the New Notes, the "Notes"), which are not registered under the Securities Act, upon the terms and subject to the conditions described in the Prospectus. The Notes are unconditionally guaranteed by the Issuer's parent, U.S. Industries, Inc. (the "Company"). The Exchange Offer is being made in order to satisfy certain obligations of the Issuer and the Company contained in the Registration Rights Agreement, dated December 12, 1996, among the Issuer, the Company and BA Securities Inc.

         This material is being forwarded to you as the beneficial owner of the Existing Notes carried by us in your account but not registered in your name. A tender of such Existing Notes may only be made by us as the holder of record and pursuant to your instructions.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Existing Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at
5:00 p.m., New York City time, on          , 1997, unless extended by the Issuer
(the "Expiration Date"). Any Existing Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date.

         Your attention is directed to the following:

         1.       The Exchange Offer is for any and all Existing Notes.

         2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Conditions."

         3. Holders who tender their Existing Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Issuer to register New Notes in the name of, or request that Existing Notes not be tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.




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

         4.       The Exchange Offer expires at 5:00 p.m., New York City time,
                  on              , 1997, unless extended by the Issuer.

         If you wish to have us tender your Existing Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Existing Notes.




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

                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by USI American Holdings, Inc., with respect to its Existing Notes.

         This will instruct you to tender the Existing Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

         Please tender the Existing Notes held by you for my account as indicated below:

                                              AGGREGATE PRINCIPAL AMOUNT OF EXISTING NOTES
                                              --------------------------------------------
7 1/4% Senior Notes due December 1, 2006,
Series A (the "Existing Notes") . . .        ______________________________________________

|_| Please do not tender any Existing
    Notes held by you for my account

Dated:____________________, 1997

                                             ______________________________________________

                                             ______________________________________________

                                                                SIGNATURE(S)

                                             ______________________________________________

                                             ______________________________________________

                                             ______________________________________________
                                                          PLEASE PRINT NAME(S) HERE

                                             ______________________________________________
                                                                 ADDRESS(ES)

                                             ______________________________________________
                                                       AREA CODE AND TELEPHONE NUMBER

                                             ______________________________________________
                                                TAX IDENTIFICATION OR SOCIAL SECURITY NO(S).


         None of the Existing Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Existing Notes held by us for your account.




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